Exhibit 99.1

Ducommun Incorporated Acquires Nobles Worldwide

Global Leader in the Design and Manufacturing of High Performance Ammunition Handling Systems for Military Air, Sea and Ground Platforms

SANTA ANA, Calif., October 9, 2019 (GLOBE NEWSWIRE) — Ducommun Incorporated (NYSE:DCO) (“Ducommun” or the “Company”) today announced that it has completed the acquisition of Nobles Worldwide Inc. (“Nobles”) based in St. Croix Falls, Wisconsin.

Founded in 1948, Nobles Worldwide is the global leader in the design and manufacture of high performance ammunition handling systems for military aircraft, helicopters, ground vehicles and shipboard systems. Nobles is currently the primary ammunition feed chute supplier to most F-Series aircraft and naval close-in weapon systems in the U.S. and supports more than 50 different such systems in 50 other countries worldwide. In addition to its full-sized, customized solutions, Nobles offers a range of systems for small and medium caliber weapon stations and medium caliber turrets.

“I am delighted to welcome Nobles Worldwide to Ducommun as we continue to add high value engineered products to our portfolio,” said Stephen G. Oswald, chairman, president and chief executive officer of Ducommun Incorporated. “As communicated previously, Nobles Worldwide continues to advance the Company’s strategy of offering more customized, value-driven engineered products with aftermarket support. In addition, the acquisition expands our current footprint into another segment of the defense market, ammunition delivery and handling systems.”

“We are excited to join the Ducommun family. Nobles’ focus on the design, manufacturing, delivery and integration of ammunition handling systems for military land, air and sea platforms will complement Ducommun’s existing portfolio of engineered products for the defense industry. With Ducommun, Nobles expects to accelerate its growth and expand its focus on innovative offerings to meet the needs of an evolving military,” said Will Wennberg, Nobles president.

Ducommun financed the purchase through its existing revolving credit facility.

Advisers

Winston & Strawn, LLP served as legal adviser to Ducommun and Houlihan Lokey Capital, Inc. served as financial adviser to the seller.

((more))

About Ducommun Incorporated

Ducommun Incorporated delivers value-added innovative manufacturing solutions to customers in the aerospace, defense and industrial markets. Founded in 1849, the Company specializes in two core areas - Electronic Systems and Structural Systems - to produce complex products and components for commercial aircraft platforms, mission-critical military and space programs, and sophisticated industrial applications. For more information, visit ducommun.com.

About Nobles Worldwide

Founded in 1948, Nobles Worldwide is the largest supplier of ammunition feed systems to all branches of the U.S. military and its allies. Nobles is recognized globally for its superior durability products, cutting-edge designs and rigorous quality assurance. Nobles Worldwide offers lighter, stronger and more flexible materials used in ammunition chutes, magazines, gun mounts and weapon stations. Nobles is based in St. Croix Falls, Wisconsin. For more information, please visit noblesworldwide.com

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, relating to the acquisition of Nobles Worldwide, Inc. discussed above, including statements relating to Ducommun’s expectations relating to the acquisition being complementary to its existing portfolio and Nobles accelerating its growth. We generally use the words “believe,” “expect,” and similar expressions in this press release to identify forward-looking statements. These statements are based on assumptions currently believed to be valid, but they involve risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward looking statements. Important uncertainties that could cause our actual results to differ from those expressed in the forward looking statements are identified in our reports filed with the SEC, including our Quarterly Reports on Form 10-Q, our Annual Reports on Form 10-K, and our Current Reports on Form 8-K. The forward looking statements included in this press release are made only as of the date of this press release, and Ducommun does not undertake any obligation to (and expressly disclaims any such obligation to) update the forward looking statements to reflect subsequent events or circumstances.

Contacts

Chris Wampler, Vice President, Interim CFO & Chief Accounting Officer

310.513.7290, CWampler@ducommun.com

Chris Witty, Investor Relations

646.438.9385, cwitty@darrowir.com

((end))

2